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                                  SKYLINE FUNDS
                       SKYLINE SPECIAL EQUITIES PORTFOLIO

                               FIRST AMENDMENT TO
                          INVESTMENT ADVISORY AGREEMENT

     SKYLINE FUNDS, a Massachusetts business trust registered under the Investment Company Act of 1940 (the "1940 Act") as an open-end diversified management investment company (the "Fund") and SKYLINE ASSET MANAGEMENT, L.P., a Delaware limited partnership registered under the Investment Advisers Act of 1940 as an investment adviser (the "Adviser"), agree that the investment advisory agreement between the parties for SKYLINE SPECIAL EQUITIES PORTFOLIO (the "Portfolio") dated as of the 28th day of May, 1998 is amended by adding the following paragraph immediately following paragraph 15:

          16. PRIVACY OF NONPUBLIC PERSONAL INFORMATION. The Adviser shall not disclose or use "nonpublic personal information" (as defined in Rule 3(t) of Regulation S-P, adopted by the Securities and Exchange Commission) to non-affiliated entities except as necessary to carry out the purposes for which the Fund or Portfolio disclosed such information to the Adviser, including information that is used in accordance with Rules 14 and 15 of Regulation S-P in the ordinary course of business to carry out those purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

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ATTEST:                                             SKYLINE FUNDS


/s/ Stephen F. Kendall                             By: /s/ William M. Dutton
-------------------------------------------            --------------------------------------------
Name:   Stephen F. Kendall                              Name:     William M. Dutton
Title:  Executive Vice President                        Title:    President




ATTEST:                                             SKYLINE ASSET MANAGEMENT, L.P.


/s/ Stephen F. Kendall                             By: /s/ William M. Dutton
-------------------------------------------            --------------------------------------------
Name:   Stephen F. Kendall                              Name:     William M. Dutton
Title:  Partner and Chief Operating Officer             Title:    Managing Partner
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